EXHIBIT 10.8

DATED THIS 26th DAY OF NOVEMBER 2003

BETWEEN

MULTI-FINELINE ELECTRONIX, INC.

As Borrower

And

NORDDEUTSCHE LANDESBANK GIROZENTRALE,

SINGAPORE BRANCH

as Bank

REVOLVING CREDIT FACILITY AGREEMENT

relating to a revolving credit facility of

US$25,000,000.00

TAN PENG CHIN LLC

Advocates & Solicitors

Notaries Public Commissioners for Oaths

Intellectual Property Lawyers

9 Battery Road #18-08

Straits Trading Building

Singapore 049910

Telephone 6532 1808

Facsimile 6534 5433

FACILITY AGREEMENT

dated 26 November 2003

relating to a revolving credit facility of

US$25,000,000.00 to

MULTI-FINELINE ELECTRONIX, INC.

TABLE OF CONTENTS

		Page
Clause

1.	Interpretation	1

2.	Amount and Purpose	4

3.	Conditions Precedent	4

4.	Revolving Credit Facility	5

5.	Interest	6

6.	Repayment	6

7.	Fees and Expenses	7

8.	Representations and Warranties	7

9.	Undertakings	10

10.	Changes in Circumstances	11

11.	Payments and Taxes	13

12.	Default	14

13.	Indemnity and Set-Off	16

14.	Further Provisions	17

Schedule

1	Borrower’s Certificate	20

2	Guarantor’s Certificate	22

3	Drawing Notice	24

4	Roll-Over Notice	25

A REVOLVING CREDIT FACILITY AGREEMENT dated 26 November 2003.

BETWEEN:

(1)	MULTI-FINELINE ELECTRONIX, INC. (the “Borrower”) of 3140 East Coronado Street, Anaheim, California 92806, USA; and

(2)	NORDDEUTSCHE LANDESBANK GIROZENTRALE, SINGAPORE BRANCH (the “Bank”) of 6 Shenton Way #16-00 DBS Building Tower 2, Singapore 068809.

WHEREBY IT IS AGREED:

1.	INTERPRETATION

1.1 Definitions: In this Agreement the following expressions have, except where the context otherwise requires, the meanings respectively shown opposite them:

Business Day	a day (other than a Saturday, Sunday or public holiday) on which banks are open in Los Angeles, California, New York and Singapore for the transaction of business of the nature required by this Agreement and also, in relation to a day on which a payment is required, in the place where such payment is to be made in accordance with this Agreement;

Drawing	the drawing made or to be made following the delivery of the Drawing Notice under clause 4.1 including a Drawing which has been extended following the delivery of a Roll-Over Notice;

Drawing Notice	a notice of drawing substantially in the form set out in Schedule 3 duly completed and signed on behalf of the Borrower;

Drawing Period	subject to the terms of this Agreement, the period commencing on the date of this Agreement and ending on the close of business in Singapore on the date falling one (1) month before the Final Repayment Date or such other date as the Bank may in its absolute discretion determine;

Event of Default	any of the events mentioned in clause 12.1;

Facility	the uncommitted revolving credit facility the terms and conditions of which are set out in this Agreement;

Final Repayment Date	the date falling one (1) year from the date of the first Drawing, unless extended in accordance with clause 6.5;

Guarantee	the Corporate Guarantee to be executed by the Guarantor in favour of the Bank as security for the Borrower’s liabilities and obligations under this Agreement;

Guarantor	WBL Corporation Limited of 65 Chulia Street, #31-00 OCBC Centre, Singapore 049513, a company duly incorporated with limited liability and validly existing under the laws of Singapore;

Interest Period	in respect of any Drawing, the period commencing on the date of that Drawing and expiring on the Maturity Date thereof but so that:

(a)    an Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day or, if that Business Day falls in the following month of the year, on the preceding Business Day;

(b)    if an Interest Period is extended or shortened by the application of (a) above, the following Interest Period shall (without prejudice to the application of (a) above) end on the day on which it would have ended if the preceding Interest Period had not been so extended or shortened;

(c) where a Roll-Over Notice has been served, each subsequent Interest Period shall commence on the last day of the previous one; and

(d) any amount to be repaid under clause 6.3 shall have a final Interest Period expiring on the Final Repayment Date;

Loan	the aggregate principal amount of all Drawings made and for the time being outstanding;

Margin	one point four per cent (1.4%) per annum;

Maturity Date	in relation to a Drawing the date which is one (1), two (2), three (3) or six (6) months after the date of that Drawing, as the Borrower may select in the Drawing Notice or Roll-Over Notice relative thereto and agreed to by the Bank;

Roll-Over Notice	a notice of an extension of a Maturity Date substantially in the form set out in Schedule 4 duly completed and signed on behalf of the Borrower;

Security Interest	any mortgage, charge, pledge, lien, right of set off, transfer, assignment or any security interest or preferential arrangement whatsoever, howsoever created or arising, the practical effect of which is to create any encumbrance or security interest on the Borrower’s present or future assets;

SIBOR	in relation to an Interest Period the rate per annum determined by the Bank to be equal to the interest rate published or reported on the screen page designated SIBOR = by Reuters Limited through its Reuters monitor service or any equivalent successor to such page (the “Reuters Screen”) as the rate at which banks are offering deposits in dollars for a period comparable to that for which such rate is to be determined in the Singapore interbank market at or about 11:00 a.m. (Singapore time) on the second (2nd) Business Day before the proposed date of the Drawing or date for which computation of SIBOR is required for the purposes of this Agreement;

USA	the United States of America; and

$ and dollars	the lawful currency of the United States of America and in relation to all payments to be made under this Agreement, same day funds settled through the New York Clearing House System or such other funds as may for the time being be customary for the settlement in New York City of international payments in dollars.

1.2 Construction: Except where the context otherwise requires, any reference in this Agreement to:

an “agreement” also includes a concession, contract, deed, franchise, licence, treaty or undertaking;

the “assets” of any person shall be construed as a reference to the whole or any part of its business, undertaking, property, assets, revenues and rights (including any right to receive revenues);

the “Borrower”, the “Guarantor” and the “Bank” include references to their respective successors in title, permitted assigns and permitted transferees;

an “Event of Default” includes a reference to any event which, with the giving of notice and/or the lapse of time and/or a determination being made under the relevant sub-clause, would constitute an Event of Default;

a “guarantee” also includes any other obligation (whatever called) of any person to pay, purchase, provide funds (whether by way of the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment of, indemnify against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person;

“indebtedness” includes any obligation (whether present or future, actual or contingent, secured or unsecured, as principal or surety or otherwise) for the payment or repayment of money;

a “law” includes common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure in any jurisdiction or any present or future directive, regulation, request or requirement (in each case, whether or not having the force of law but, if not having the force of law, the compliance with which is in accordance with the general practice of persons to whom the directive, regulation, request or requirement is addressed);

a “month” shall be construed as a reference to a period starting on one (1) day in a calendar month and ending on the numerically corresponding day in the next calendar month (and references to “months” shall be construed accordingly) save that, if there is no numerically corresponding day in the month in which a period ends, that period shall end on the last day in that later month and that, where any such period would otherwise end on a non-Business Day, it shall end on the next Business Day unless that day falls in the calendar month succeeding that in which it otherwise would have ended, in which case it shall end on the preceding Business Day;

“person” includes any individual, company, corporation, firm, partnership, joint venture, association, organisation, trust, state or agency of a state (in each case, whether or not having separate legal personality);

“tax” shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same); and

“winding-up” includes liquidation, bankruptcy, dissolution and any procedures under any applicable law which is analogous to winding-up.

Any document or agreement (including this Agreement and the Guarantee) includes references to such document or agreement as amended, modified or supplemented from time to time.

Headings and the table of contents are for ease of reference only. Unless the context requires otherwise, words denoting the singular shall include the plural and vice versa. Any reference to a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted. References to “clauses” and “Schedules” are to be construed as references to clauses of, and Schedules to, this Agreement.

1.3 References to this Agreement and the Guarantee in clauses 7.2, 7.3 and 7.4 shall include any related document and any documents necessary for enforcement.

1.4 A person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 2001 of Singapore to enforce or enjoy the benefit of any provision of this Agreement.

2.	AMOUNT AND PURPOSE

2.1 Amount: The maximum aggregate principal amount of the Facility is Twenty Five Million dollars ($25,000,000.00).

2.2 Purpose: The Facility shall be used only to finance the Borrower’s general working capital requirements, but the Bank shall be under no obligation to check that the Facility is so used.

3.	CONDITIONS PRECEDENT

3.1 Conditions Precedent. The Facility shall become available to the Borrower after the Bank has received the following documents, in each case in form and content satisfactory to the Bank, that is to say:

(a)	a certificate signed by the Director of the Borrower substantially in the form set out in Schedule 1 and the documents therein referred to;

(b)	a certificate signed by the Director of the Guarantor substantially in the form set out in Schedule 2 and the documents therein referred to;

(c)	evidence that all governmental approvals and filings or registration requirements (if any) applicable to the Borrower and the Guarantor and this Agreement and the Guarantee have been obtained and complied with in accordance with law;

(d)	the Guarantee duly executed by the Guarantor in favour of the Bank, and duly registered and stamped in accordance with law, if necessary;

(e)	results of the High Court searches against the Guarantor for years 2001, 2002 and 2003;

(f)	results of Uniform Commercial Code (“UCC”) searches with respect to the name “Multi-Fineline Electronix, Inc.” from the office of the Secretary of State of its state of incorporation and any other relevant state, confirming the absence of liens or encumbrances thereon except in favour of General Electric Capital Business Asset Funding Corporation (“GE Capital”);

(g)	a legal opinion from Tan Peng Chin LLC;

(h)	a legal opinion from McDermott, Will & Emery;

(i)	a legal opinion from Bryan Cave LLP;

(j)	evidence of the acceptance by the process agent appointed under clause 14.12 of its appointment as such for the purpose of this Agreement; and

(k)	such other documents as the Bank may reasonably require.

3.2 Notice: The Bank shall notify the Borrower after it has received all documents in accordance with clause 3.1

4.	REVOLVING CREDIT FACILITY

4.1 Drawings: If:

(a)	no Event of Default has occurred or would occur as a result of the making of a Drawing;

(b)	the Bank has actually received a Drawing Notice or a Roll-Over Notice (as the case may be) by the fifth (5th) Business Day before the proposed date of the Drawing or Maturity Date, as the case may be;

(c)	there has been no material adverse change in the financial condition of the Borrower since the later date referred to in clause 8.1(h);

(d)	each of the representations and warranties mentioned in clause 8.1 remains accurate at the date of the Drawing or Roll-Over Notice as if given on that date by reference to the facts and circumstances then existing;

(e)	SIBOR can be determined in respect of the Interest Period for the proposed Drawing or extension; and

(f)	in respect of the first Drawing:

(i)	the fee referred to and to be paid by the Borrower in clause 7.1 has been paid by the Borrower; and

(ii)	the Bank has actually received, in form and substance reasonably satisfactory to the Bank, a UCC-3 Financing Statement (Termination) (“UCC-3”) filed by PNC Bank, National Association (“PNC”), as successor in interest to National Canada Finance Corp., terminating PNC’s Security Interest, brief details of which are set out in clause 9.1(a)(ii), then, subject to the provisions of this Agreement, the Borrower may on Business Days during the Drawing Period, but not thereafter:

(i)	make Drawings under the Facility pursuant to a Drawing Notice; or

(ii)	request for the extension of a Maturity Date in respect of a Drawing by serving on the Bank a Roll-Over Notice.

Any amount not drawn at the end of the Drawing Period shall be cancelled.

4.2 Amount: The amount of each Drawing shall be One Million dollars ($1,000,000.00) and in respect of higher amounts, in integral multiples of One Million dollars ($1,000,000.00).

4.3 RoIl-Over Notice: A Roll-Over Notice shall constitute a request to extend the Maturity Date of the whole and not part only of a Drawing.

4.4 Irrevocability: A Drawing Notice and a Roll-Over Notice shall be irrevocable and, subject to clause 10, the Borrower shall borrow the stated amount on the stated date.

4.5 Limitation: No Drawing or for the avoidance of doubt, extension of the Maturity Date of any Drawing may be made if, following that Drawing or extension of Maturity Date, the aggregate amount of all Drawings outstanding at that time would exceed Twenty Five Million dollars ($25,000,000.00). No

Drawing shall be made or extension allowed which would have a Maturity Date falling after the Final Repayment Date.

5.	INTEREST

5.1 Period: Subject to the provisions in the definition of “Interest Period” in clause 1.1, each Interest Period shall be one (1) month unless not later than 11:00 a.m. (Singapore time) on the fifth (5th) Business Day before the first day of an Interest Period the Bank has received from the Borrower a notice selecting two (2), three (3) or six (6) months, or the Bank and the Borrower have agreed to an Interest Period of any other duration. The Borrower shall not select an Interest Period that will expire after the Final Repayment Date.

5.2 Rate: The rate of interest payable on a Drawing, the Loan or any part thereof for each Interest Period shall be the rate per annum (as determined by the Bank) to be the aggregate of the Margin and SIBOR.

5.3 Payment: Interest under this Agreement shall be calculated on the basis of actual days elapsed (including the first day to the day preceding the last day of each period) and a 360-day year and paid by the Borrower to the Bank in arrears on the Maturity Date in respect of a Drawing.

5.4 Bank’s Certificate: The Bank shall notify the Borrower of each rate of interest as soon as it is determined under this Agreement. The certificate of the Bank as to a rate of interest shall, in the absence of manifest error, be conclusive.

6.	REPAYMENT

6.1 Repayment: Subject to the provisions of this Agreement, the Borrower shall repay each Drawing in full on the Maturity Date in respect thereof together with the unpaid interest accrued on that Drawing. However as the Facility is revolving, any amount repaid to the Bank before the Final Repayment Date will (subject to the conditions in clause 4.1 and to clause 4.5 being complied with) remain available for reborrowing by the Borrower on the terms and conditions of this Agreement.

6.2 Prepayment: Subject to clause 10.4, the Borrower shall not prepay any amount advanced by the Bank pursuant to a Drawing Notice in whole or in part prior to the end of an Interest Period.

6.3 Final Repayment Date: Subject to the provisions of this Agreement, the Loan and all other amounts due, owing or payable by the Borrower to the Bank, shall be repaid in full on the Final Repayment Date.

6.4 Bank’s Certificate: The Bank’s certificate as to the amount payable by the Borrower under clause 6.3 shall in the absence of proof to the contrary by the Borrower, be presumed true and correct.

6.5 Extension of Final Repayment Date: The Borrower may, at least two (2) months before the Final Repayment Date, submit to the Bank a request in writing for an extension of the Final Repayment Date by a further one (1) year period provided that the Borrower shall not be in breach of any of the provisions of this Agreement at the time of such written request and the Borrower has performed its obligations under this Agreement to the satisfaction of the Bank. The Bank may accede to such request as it deems fit and may impose such terms and conditions as it deems fit in its sole and absolute discretion.

6.6 Miscellaneous: Except as expressly provided in this Agreement, the Borrower may not repay or prepay all or any part of a Drawing and may not reborrow any amount repaid or prepaid.

6.7 Review: The Facility shall be subject to such periodic review as the Bank deems fit. Pursuant to such review, notwithstanding any other provisions in this Agreement, the Bank may by notice to the

Borrower without giving any reasons whatsoever, declare the Loan to be immediately due and payable whereupon:

(a)	the Loan shall become so due and payable together with accrued interest thereon and any other amounts then due, owing or payable under this Agreement, on the date specified by the Bank in the said notice which shall not be less than thirty (30) days from the date of such notice;

(b)	no further Drawings shall be made or extended; and

(c)	the Facility shall be cancelled.

7.	FEES AND EXPENSES

7.1 Administrative Fee: The Borrower shall pay to the Bank a non-refundable administrative fee of Twelve Thousand dollars ($12,000.00) (the “Administrative Fee”) within seven (7) days from the date of this Agreement but in any event before the date of the first Drawing Notice.

7.2 Expenses: The Borrower shall on demand pay to the Bank, in each case on the basis of a full indemnity:

(a)	all expenses (including legal and out-of-pocket expenses) incurred in connection with the negotiation, preparation, registration, filing or completion of this Agreement and the Guarantee; and

(b)	all expenses (including legal and out-of-pocket expenses) incurred in connection with any variation, consent or approval relating to this Agreement and the Guarantee or in connection with the preservation, the enforcement or the attempted preservation or enforcement of any of the rights of the Bank under this Agreement and the Guarantee.

7.3 Stamp Duty: The Borrower shall pay any stamp, documentary and other duties and taxes to which this Agreement and the Guarantee may be subject or give rise and shall fully indemnify the Bank from and against any losses or liabilities which any of them may incur as a result of any delay or omission by the Borrower to pay any such duties or taxes.

7.4 Good and Services Tax: Without prejudice to clause 7.3 above, where any law or regulation or official directive of a competent authority relating to any tax, duty or levy on the supply of goods and services in Singapore arising from or in connection with the enactment of the Goods and Services Tax Act (Cap. 117A) shall subject the Bank to any tax, duty or levy in respect of the fees or other amounts received by the Bank pursuant to this Agreement and the Guarantee, the Bank shall inform the Borrower of such event and the Borrower shall, within seven (7) days of any notice from the Bank issued from time to time to the Borrower, pay to the Bank such amounts as would compensate the Bank for any such tax, duty or levy paid by it. The certificate of the Bank as to the amount of payment to be made by the Borrower shall (in the absence of proof to the contrary by the Borrower) be presumed true and correct and binding on the Borrower.

8.	REPRESENTATIONS AND WARRANTIES

8.1 The Borrower acknowledges that the Bank has entered into this Agreement in full reliance on representations by the Borrower in the following terms; and the Borrower now warrants to the Bank that:

(a)	Status: the Borrower and the Guarantor are duly incorporated with limited liability and validly existing under the laws of the State of California and Singapore respectively;

(b)	Powers and Authorisations: the documents which contain or establish the constitutions of the Borrower and the Guarantor incorporate provisions which authorise, and all necessary corporate action has been taken to authorise, and all authorisations of any governmental or other authority have been duly and unconditionally obtained and are in full force and effect which are required to authorise the Borrower and the Guarantor to own their respective assets, carry on their respective businesses as they are now being conducted, and sign and deliver, and perform the transactions contemplated in, this Agreement and the Guarantee and this Agreement and the Guarantee constitute valid and binding obligations of the Borrower and the Guarantor respectively enforceable in accordance with their respective terms, and the Borrower and the Guarantor are in compliance with all applicable environmental regulations;

(c)	Non-violation: neither the signing and delivery of this Agreement or the Guarantee nor the performance of any of the transactions contemplated in them will:

(i)	contravene or constitute a default under any provision contained in any agreement, instrument, law, judgment, order, licence, permit or consent by which the Borrower or the Guarantor or any of their respective assets are bound or affected; or

(ii)	cause any limitation on the Borrower or the Guarantor or the powers of their respective directors, whether imposed by or contained in any document which contains or establishes the constitution of the Borrower or the Guarantor or in any law, order, judgment, agreement, instrument or otherwise, to be exceeded;

(d)	Consents: no authorisation, consent, approval, registration, recording, filing or notarisation of this Agreement and the Guarantee and no payment of any duty (other than payment of nominal stamp duty on this Agreement and the Guarantee) or tax and no other action whatsoever is necessary or desirable to ensure the validity, enforceability or priority of the liabilities and obligations of the Borrower and the Guarantor or the rights of the Bank under this Agreement and the Guarantee;

(e)	No Default: no event has occurred which constitutes, or which with the giving of notice and/or the lapse of time and/or a relevant determination would constitute, a contravention of, or default under, any agreement or instrument by which the Borrower or the Guarantor or any of their respective assets are bound or affected, being a contravention or default which might either have a material adverse effect on the respective businesses, assets or conditions of the Borrower or the Guarantor or materially and adversely affect their respective abilities to observe or perform their respective obligations under this Agreement or the Guarantee;

(f)	Litigation: no litigation, arbitration or administrative proceeding or claim which might by itself or together with any other such proceedings or claims either have a material adverse effect on the respective businesses, assets or conditions of the Borrower or the Guarantor or materially and adversely affect their respective abilities to observe or perform their respective obligations under this Agreement or the Guarantee, is presently in progress or pending or, to the best of the knowledge, information and belief of the Borrower threatened against the Borrower or the Guarantor, or any of their respective assets;

(g)	Tax Liabilities: all necessary returns have been delivered by or on behalf of the Borrower and the Guarantor to the relevant taxation authorities and the Borrower and the Guarantor are not in default in the payment of any taxes of a material amount, and no material claim is being asserted with respect to taxes which is not disclosed in the financial statements referred to in paragraph (h) below;

(h)	Accounts: the respective audited financial statements of the Borrower and the Guarantor (including the income statements, balance sheets and cashflow statements) for the year ended 30 September 2002 and the unaudited financial statements (including the income statements, balance sheets and cashflow statements of the Borrower for the period up to 31 March 2003, and the consolidated income statements of the Guarantor up to 31 March 2003, each signed by their respective directors) furnished by the Borrower and the Guarantor to the Bank, each:

(i)	include a balance sheet, profit and loss account, cashflow statements and such other financial statements (if any) as are required by the laws as then applicable to which they are subject;

(ii)	save as stated in the notes (which is only required to be included in the audited financial statements of the Borrower and the Guarantor) thereto, were prepared in accordance with accounting principles and practices generally accepted in USA or Singapore, as the case may be, and consistently applied and have been prepared, examined, reported on and approved in accordance with all procedures required by their respective constitutive documents and/or the laws to which they are subject; and

(iii)	together with those notes (which is only required to be included in the audited financial statements of the Borrower and the Guarantor), give a true and fair view of the financial condition and operations of the Borrower and the Guarantor as at that date and for the year then ended;

(i)	No Security: save as disclosed in writing by the Borrower to the Bank prior to the execution of this Agreement, none of the assets of the Borrower or the Guarantor are affected by any Security Interest and neither the Borrower nor the Guarantor is a party to, nor are any of their respective assets bound by, any order, agreement or instrument under which the Borrower and/or the Guarantor is, or in certain events may be, required to create, assume or permit to arise any Security Interest, other than any permitted under clause 9.1(a);

(j)	Shareholding: the Guarantor owns beneficially, directly or indirectly, at least fifty one per cent (51%) of all issued and paid up shares and all securities issued which, by virtue of any special rights or voting powers attributable thereto, confers control upon the holders of such securities, of the Borrower (the “Borrower’s Securities”);

(k)	Disclosure: the Borrower has fully disclosed in writing to the Bank all facts relating to the Borrower and the Guarantor which the Borrower knows or should reasonably know and which are material for disclosure to the Bank in the context of this Agreement and the Guarantee;

(l)	Pension and Benefit Plans: the Borrower does not provide any pension or benefit plans to its employees or management other than a 401(k) plan under which the employer matching contributions are purely discretionary on an individual basis. The Borrower does not currently owe any amounts under such plan and the Borrower shall not intentionally engage in any transaction which would cause any of the Borrower’s obligations under this Agreement to be a non-exempt, prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended; and

(m)	Environmental Liability: to the best of the knowledge, information and belief of the Borrower and based exclusively on (a) that certain Phase 1 Environmental Report dated August 16, 2002 for the property located at 3140 East Coronado Street Unit A, and supplemental report dated September 4, 2002 for 3140 East Coronado Street Unit B and C, (b) that certain Phase 1 Environmental Report dated November 29, 2001 for all other locations, and (c) that certain Phase II Environmental Report for the property located at 1301 North Dynamics Street (collectively, “Environmental Reports”), no hazardous substances are located on, in or under the properties identified above except for (i) those substances used by the Borrower, or tenants of space on the properties, in the ordinary course of their respective businesses in compliance with all environmental laws and where such use could not reasonably be expected to give rise to liability under environmental laws and (ii) any items disclosed in the Environmental Reports.

8.2 Survival: The representations and warranties set out in this clause 8 shall survive the signing and delivery of this Agreement and the making or extension of each Drawing and shall continue until the Borrower’s obligations and liabilities under this Agreement have been fully discharged to the satisfaction of the Bank.

9.	UNDERTAKINGS

9.1 The Borrower undertakes with the Bank that, from the date of this Agreement until all its liabilities under this Agreement have been discharged:

(a)	Maintenance of Bank’s Security Position: the liabilities of the Borrower under this Agreement rank and will at all times rank at least equally and rateably (pari passu) in point of priority and security with all its other liabilities (both actual and contingent) except:

(i)	the Security Interest created pursuant to:

(1)	a Security Agreement effective as of 17 December 2002; and

(2)	a Commercial Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing effective as of 17 December 2002 and recorded on 17 December 2002 in the official records of Orange County as Instrument No. 1153886, both executed by the Borrower in favour of General Electric Capital Business Asset Funding Corporation (“GE Capital”) as security for a promissory note of the principal amount of Four Million Eight Hundred Thousand dollars ($4,800,000.00) payable to the order of GE Capital;

(ii)	the Security Interest created by the Borrower in favour of PNC, as successor in interest to National Canada Finance Corp., as security for that certain Loan and Security Agreement dated 31 December 1999 executed by and between the Borrower and PNC’s predecessor in interest, National Canada Finance Corp., which has been amended from time to time;

(iii)	liabilities which are subject to liens or rights of set-off, in each case arising in the normal course of trading and the aggregate amount of all such liabilities is not material; and

(iv)	liabilities which are preferred solely by the laws of USA and not by reason of any Security Interest,

and it will not create or permit to subsist any additional Security Interest over all or any of its respective present or future revenues, properties or assets;

(b)	Purpose: the Borrower will use the Loan only for the purpose stated in clause 2.2;

(c)	Consents: the Borrower will obtain and promptly renew from time to time, and will promptly deliver to the Bank certified copies of, any authorisation, approval, consent, licence, exemption, registration, recording, filing or notarisation as may be necessary or desirable to ensure the validity, enforceability or priority of the liabilities and obligations of the Borrower or the Guarantor or the rights of the Bank under this Agreement and the Guarantee and the Borrower and the Guarantor shall comply with the terms of the same;

(d)	Insurances: the Borrower shall ensure that it maintains insurances on and in relation to its business and assets with reputable underwriters or insurance companies against such risks and to such extent as is usual for companies carrying on a business such as that carried on by it whose practice is not to self insure;

(e)	Default: if the Borrower becomes aware of the occurrence of an Event of Default it will forthwith notify the Bank and provide the Bank with full details of any steps which it is taking, or is considering taking, in order to remedy or mitigate the effect of the Event of Default or otherwise in connection with it;

(f)	Preparation of Accounts: the Borrower and the Guarantor will prepare and procure that the financial statements referred to in paragraph (g) below are prepared on a basis consistently applied in accordance with generally accepted accounting principles in the USA or Singapore, as the case may be, and those financial statements shall give a true and fair view of the results of the operations of the Borrower and the Guarantor for the period in question and the state of their respective affairs for the period to which the financial statements are made up and shall disclose or reserve against all the liabilities (actual or contingent) of the Borrower and the Guarantor;

(g)	Accounts: the Borrower and the Guarantor will deliver to the Bank:

(i)	as soon as available and in any event within one hundred and eighty (180) days after the end of their financial years, a copy each of the Borrower’s and the Guarantor’s financial statements for the financial year which shall contain an income statement, a balance sheet and a cashflow statement and be audited and certified without qualification by a firm of independent accountants of recognised standing approved by the Bank;

(ii)	as soon as available and in any event within one hundred and twenty (120) days after the end of each of their financial half-years copies of their unaudited financial statements for that half-year (duly signed by their respective directors) which shall, in respect of the Borrower, contain an income statement, a balance sheet and a cashflow and in respect of the Guarantor, shall contain an income statement in the same form and content which the Guarantor submits to the Singapore Exchange Ltd;

(iii)	as soon as available, all notices or other documents despatched by the Borrower or the Guarantor to all their respective shareholders (or any class thereof) or their respective creditors generally, and

(iv)	promptly, such additional financial or other information as the Bank may from time to time reasonably request;

(h)	Shareholders’ Funds: the Borrower shall ensure that in respect of each of its financial half-year, its shareholders’ equity (comprising its issued and paid up capital, its reserves and retained earnings) shall be at least Forty Million dollars ($40,000,000.00);

(i)	Conduct of Business: the Borrower will, and shall ensure and procure that the Guarantor will, conduct their respective businesses in a proper and efficient manner;

(j)	Changes in Shareholding: the Guarantor shall at all times own beneficially, directly or indirectly, at least fifty one per cent (51%) of the Borrower’s Securities; and

(k)	Further Assurance: the Borrower will, and shall ensure and procure that the Guarantor will, from time to time on request by the Bank do or procure the doing of all such acts and will execute or procure the execution of all such documents as the Bank may consider necessary or desirable for giving full effect to this Agreement and the Guarantee or securing to the Bank the full benefits of all rights, powers and remedies conferred upon the Bank in this Agreement and the Guarantee.

10.	CHANGES IN CIRCUMSTANCES

10.1 Illegality: If the Bank determines that the introduction, imposition or variation of any law or any change in the interpretation or application of any law makes it unlawful or impracticable without breaching such law for the Bank to maintain, fund, or to give effect to any of its obligations under this Agreement or to charge or receive interest at the rate applicable, the Facility shall be cancelled and the Borrower will on notice from the Bank repay the Loan together with accrued interest and any amount due under this Agreement.

10.2 Increased Costs: If the Bank determines that, as a result of the introduction or variation of any law or any change in the interpretation or application of any law (which shall for this purpose include any removal or modification of any exemption currently in force of the Borrower or the Bank or the Bank’s Head Office), or compliance with any request (whether or not having the force of law) from any central bank or other fiscal, monetary or other authority or agency (including, without limitation, a directive or request which affects the manner in which the Bank or its Head Office allocates capital resources to its obligations under this Agreement), the cost to the Bank of making or maintaining or funding the Facility or the Loan is increased or the amount of any sum received or receivable by it in respect of the Facility or the Loan or the effective return to it under this Agreement is reduced or it is obliged to make any payment (except in respect of tax on its overall net income) or foregoes any interest or other return on, or calculated by reference to, the amount of any sum received or receivable by it from the Borrower under this Agreement, then:

(a)	the Bank shall notify the Borrower of such event promptly upon its becoming aware of such event;

(b)	the Borrower shall on demand pay to the Bank such amounts as the Bank from time to time and at any time notifies the Borrower to be necessary to indemnify the Bank for such increased cost, reduction, payment or foregone interest or return; and

(c)	at any time thereafter, so long as the circumstances giving rise to the obligation to make the compensating payment continue, the Borrower shall by not less than fourteen (14) days’ irrevocable notice to the Bank, elect to:

(i)	cancel the Facility and prepay the Loan subject to and in accordance with clauses 10.4, 10.5 and 10.6; or

(ii)	prepay the Loan subject to and in accordance with clauses 10.4. 10.5 and 10.6 without cancellation of the Facility.

10.3 Market Disruption: If, in relation to any Interest Period the Bank determines that:

(a)	by reason of circumstances affecting the Singapore Inter-bank market generally, reasonable and adequate means do not or will not exist for ascertaining under clause 5.2 a rate of interest applicable to a Drawing, the Loan or any part of it; or

(b)	deposits in dollars are not in the ordinary course of business available in the Singapore Inter-bank market for a period equal to the forthcoming Interest Period in amounts sufficient to fund a Drawing or the Loan;

the Bank shall forthwith notify the Borrower, and

(i)	no further Drawings shall be made or extended while such circumstances continue to exist and, at the Borrower’s irrevocable election (by notice to the Bank), the Facility may be cancelled;

(ii)

unless within thirty (30) days of the giving of the notice, the Borrower and the Bank arrive, by negotiation in good faith, at an alternative basis acceptable to the Borrower and the Bank for continuing the Loan (and any alternative basis agreed in writing shall be retroactive to and effective from the commencement of the relevant Interest Period), the Borrower shall prepay without penalty to the Bank the Loan within ten (10) Business Days after the end of the thirty (30) days period in accordance with clause 10.5, save that the accrued interest shall be payable to the Bank at a rate equal to the Margin plus the amounts determined by the Bank, and notified to the Borrower, as being the cost to the Bank of continuing the Loan during the two periods referred to in this paragraph; and

(iii)	while any agreed alternative basis is in force, the Bank shall periodically (but at least monthly) determine whether circumstances are such that the basis is no longer necessary; and if the Bank so determines, it shall forthwith notify the Borrower and that basis shall cease to be effective on a date specified by the Bank.

10.4 Prepayment: Where the Borrower has given notice under clause 10.2 to prepay the Loan:

(a)	the Borrower shall, if required by the Bank, provide the Bank with satisfactory evidence that all authorisations necessary to the prepayment have been unconditionally obtained;

(b)	the amount of the prepayment shall become due and payable on expiry of the period specified in the notice to the Bank; and

(c)	the Facility shall be cancelled if so irrevocably elected by the Borrower pursuant to clause 10.2(c)(i).

10.5 Amount: On prepaying the Loan under this clause 10, the Borrower shall pay to the Bank accrued interest together with all other amounts due to the Bank (including any sum payable under the indemnity contained in clause 13.1)

10.6 Certificates: Any determination or notification by the Bank concerning any matter referred to in this clause 10 shall, in the absence of manifest error, be conclusive evidence as to that matter and shall be binding on the Borrower.

11.	PAYMENTS AND TAXES

11.1 By the Borrower: All payments to be made by the Borrower for the account of the Bank shall be made in dollars not later than 10:00 a.m. (New York time) on the relevant day to such account with a bank in New York City as the Bank may have notified the Borrower.

11.2 By the Bank: All amounts to be advanced by the Bank to the Borrower shall be remitted in dollars not later than 10:00 a.m. (New York time) on the relevant day to such account with a bank in New York City as the Borrower may have notified the Bank in the relevant Drawing Notice.

11.3 Withholdings: All payments by the Borrower under this Agreement, whether in respect of principal, interest, fees, expenses or any other item, shall be made in full without any deduction or withholding (whether in respect of set off, counterclaim, duties, taxes, charges, deductions or otherwise whatsoever) unless the deduction or withholding is required by law, in which event the Borrower shall:

(a)	ensure that the deduction or withholding does not exceed the minimum amount legally required;

(b)	forthwith pay to the Bank such additional amount so that the net amount received by the Bank will equal the full amount which would have been received by it had no such deduction or withholding been made;

(c)	pay to the relevant taxation or other authorities within the period for payment permitted by applicable law the full amount of the deduction or withholding (including, but without prejudice to the generality of the foregoing, the full amount of any deduction or withholding from any additional amount paid pursuant to this sub-clause); and

(d)	furnish to the Bank as soon as practicable after the period for payment permitted by applicable law (and in any case not later than thirty (30) days after the date of any payment by the Borrower in respect of which the Borrower is required to make any deduction or withholding as aforesaid), the original or a certified true copy of an official receipt of the relevant taxation or other authorities involved for all amounts deducted or withheld as aforesaid.

11.4 Judgment Currency: If, under any applicable law, whether as a result of a judgment against the Borrower or the liquidation of the Borrower or for any other reason, any payment under or in connection with this Agreement is made or is recovered in a currency (the “other currency”) other than in which it is required to be paid hereunder (the “original currency”) then, to the extent that the payment to the Bank (when converted at the rate of exchange on the date of payment or, in the case of a liquidation, the latest date for the determination of liabilities permitted by the applicable law) falls short of the amount unpaid under this Agreement, the Borrower shall as a separate and independent obligation, fully indemnify the Bank against the amount of the shortfall; and for the purposes of this sub-clause “rate of exchange” means the rate at which the Bank is able on the relevant date to purchase the original currency in Singapore with the other currency.

11.5 Default Interest: If the Borrower fails to pay any amount in accordance with this Agreement, the Borrower shall pay interest in dollars on that amount from the time of default up to the time of actual payment (as well after as before judgment) at the rate per annum which is two per cent (2%) above the rate, (as determined by the Bank), for a deposit of an amount comparable to the defaulted amount, offered to the Bank in the Singapore Inter-bank market, for such period as the Bank may from time to time select, at or about 11:00 a.m. (Singapore time) on the Business Day succeeding that on which the Bank becomes aware of the default for value two (2) Business Days later.

Interest as herein provided shall accrue daily on the basis of a 360-day year from and including the first day to the day preceding the last day of each period for which a rate of interest is determined as aforesaid and shall be due and payable by the Borrower at the end of each such period. So long as the default continues, this rate shall be calculated on a similar basis at the end of each period selected by the Bank and interest payable under this sub-clause which is unpaid at the end of each such period shall thereafter itself bear interest at the rates provided in this sub-clause.

11.6 Date: If any payment would otherwise be due on a day which is not a Business Day, it shall be due on the next succeeding Business Day or, if that Business Day falls in the following month of the year, on the preceding Business Day Provided that if any repayment pursuant to clause 6 would otherwise be due on a day which is not a Business Day, such repayment shall be due on the preceding Business Day.

12.	DEFAULT

12.1 If:

(a)	Non-payment: the Borrower or the Guarantor fails to pay any amount due, owing or payable under this Agreement or the Guarantee on the due date or on demand, if so payable;

(b)	Breach of Obligation: the Borrower or the Guarantor fails to observe or perform any of their respective obligations under this Agreement or the Guarantee or under any undertaking or arrangement entered into in connection therewith, other than an obligation of the type referred to in clause 12.1 (a) and, in the case of a failure capable of being remedied, the Bank does not determine, that it has been being remedied to the Bank’s satisfaction within thirty (30) days after the Borrower or the Guarantor became aware of the failure;

(c)

Misrepresentation: any representation, warranty or statement which is made or deemed to be made or repeated (or acknowledged to have been made) by the Borrower or the Guarantor in this Agreement or the Guarantee or which is contained in any certificate, statement, legal opinion or notice provided under or in connection with this Agreement or the Guarantee proves to be incorrect in any material respect, or if repeated at any time with reference to the facts and circumstances subsisting at such time would not be accurate in all material respects;

(d)	Invalidity: any provision of this Agreement or the Guarantee is or becomes for any reason, unlawful, invalid or unenforceable;

(e)	Disposal of Assets: the Borrower or the Guarantor transfers or disposes of, or threatens to transfer or dispose, by one or more transactions or series of transactions (whether related or not) a substantial part of their respective businesses or assets;

(f)	Change or Expropriation of business: the Borrower or the Guarantor changes or threatens to change the nature or scope of their respective businesses, suspends or threatens to suspend a substantial part of the present business operations which they now respectively conduct directly or indirectly, or any governmental authority expropriates or threatens to expropriate all or part of their respective assets and the result of any of the foregoing is, in the determination of the Bank, materially and adversely to affect the financial conditions of the Borrower or the Guarantor or the Borrower’s or the Guarantor’s ability to observe or perform their respective obligations under this Agreement or the Guarantee;

(g)	Changes in Shareholding: the Guarantor ceases to own beneficially, directly or indirectly, at least fifty one per cent (51%) of the Borrower’s Securities;

(h)	Cross-default: any indebtedness of the Borrower or the Guarantor becomes due or capable of being declared due before its stated maturity; any guarantee or similar obligations of the Borrower or the Guarantor is not discharged at maturity or when called, or the Borrower or the Guarantor goes into default under, or commits a breach of, any instrument or agreement relating to any such indebtedness, guarantee or other obligation;

(i)	Appointment of receiver, legal process: an encumbrancer takes possession of, or a trustee, receiver or similar officer is appointed in respect of, all or any part of the respective businesses or assets of the Borrower or the Guarantor or distress or any form of execution is levied or enforced upon or sued out against any such business or assets and is not discharged within seven (7) days of being levied, enforced or sued out, or any Security Interest which may for the time being affect any of their respective businesses or assets becomes enforceable;

(j)	Insolvency: the Borrower or the Guarantor becomes unable to pay their respective debts as they fall due or suspends or threatens to suspend making payments (whether of principal or interest) with respect to all or any class of their respective debts or otherwise becomes or is declared insolvent;

(k)	Composition, Winding-Up: the Borrower or the Guarantor convenes a meeting of their respective creditors or proposes or makes any arrangement or composition with, or any assignment for the benefit of, their respective creditors or a petition is presented or a meeting is convened for the purpose of considering a resolution or other steps are taken for the winding up of the Borrower or the Guarantor (other than for the purposes of and followed by a reconstruction, consolidation, merger or amalgamation previously approved in writing by the Bank, unless during or following such reconstruction, consolidation, merger or amalgamation the Borrower or the Guarantor becomes or is declared to be insolvent);

(l)	Analogous Proceedings: anything analogous to any of the events specified in paragraphs (i), (j) or (k) above occurs under the laws of any applicable jurisdiction;

(m)	Moratorium: the Government of the USA or any competent authority thereof declares or requests a moratorium on the payment of any of its indebtedness or the Government of the USA commences negotiations with any of its creditors with a view to a general readjustment or rescheduling of any of its indebtedness;

(n)	Repudiation: the Borrower or the Guarantor repudiates this Agreement or the Guarantee or does or causes to be done any act or thing evidencing an intention to repudiate this Agreement or the Guarantee;

(o)	Unlisting in the Singapore Exchange Limited: the shares of the Guarantor cease to be listed on the Singapore Exchange Limited;

(p)	Suspension of Trading: trading in any of the shares of the Guarantor on the Singapore Exchange Limited is suspended (other than at the request of the Guarantor or if the shares of the Guarantor are so suspended at the request of the Guarantor, such suspension continues for a period of more than ten (10) trading days); or

(q)	Material Adverse Change: any event occurs or circumstances exist which, in the opinion of the Bank, may materially and adversely affect the ability of the Borrower or the Guarantor to perform any of their respective obligations under this Agreement or the Guarantee or which in the opinion of the Bank affects the overall political and economic conditions in USA and/or the international money and credit markets;

then, at once or at any time thereafter, the Bank, may, by written notice to the Borrower, declare the Loan to be immediately due and payable and the Facility to be cancelled, whereupon:

(i)	the Loan shall become so due and payable together with accrued interest thereon and any other amounts then due or payable under this Agreement;

(ii)	no further Drawings shall be made or extended; and

(iii)	the Facility shall be cancelled.

13.	INDEMNITY AND SET-OFF

13.1 Indemnity: As a separate and independent obligation, the Borrower shall fully indemnify the Bank from and against any expense, loss, damage or liability (as to the amount of which the certificate of the Bank shall, in the absence of manifest error, be conclusive) which the Bank may incur as a consequence of the occurrence of any Event of Default, of any failure to borrow in accordance with a Drawing Notice or of any prepayment under this Agreement or otherwise in connection with this Agreement or the Guarantee. Without prejudice to its generality, the foregoing indemnity shall extend to any interest, fees or other sums whatsoever paid or payable on account of any funds borrowed in order to carry any unpaid amount and to any loss (including loss of profit), premium, penalty, cost (including broken funding cost) or expense which may be incurred by the Bank or the Facility in liquidating or employing deposits from third parties acquired to make, maintain or fund the Loan or the Facility (or any part of the Loan or the Facility) or any other amount due or to become due under this Agreement.

13.2 Set-Off: Following an Event of Default, the Bank may (but without any obligation on its part) without notice to the Borrower combine, consolidate or merge all or any of the Borrower’s accounts with, and liabilities to, the Bank and may set-off or transfer any sum standing to the credit of any such accounts in or towards satisfaction of any of the Borrower’s liabilities to the Bank under this Agreement, and may do so notwithstanding that the balances on such accounts and the liabilities may not be expressed in the same currency and the Bank is hereby authorised to effect any necessary conversions at the Bank’s own rate of exchange then prevailing.

14.	FURTHER PROVISIONS

14.1 Evidence of Indebtedness: In any proceedings relating to this Agreement a statement as to any amount due to the Bank under this Agreement which is certified as being correct by an officer of the Bank shall unless otherwise provided in this Agreement, and in the absence of manifest error, be conclusive evidence that such amount is in fact due, and payable.

14.2 Application of Moneys: If any sum paid or recovered in respect of the liabilities of the Borrower under this Agreement is less than the amount then due, the Bank may apply that sum to principal, interest, fees or any other amount due under this Agreement in such proportions and order and generally in such manner as the Bank shall determine.

14.3 Rights Cumulative, Waivers: The rights of the Bank under this Agreement are cumulative, may be exercised as often as it considers appropriate and are in addition to its rights under the general law. The rights of the Bank in relation to this Facility and/or the Loan (whether arising under this Agreement or under the general law) shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing; and in particular any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right; any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right; and no act or course of conduct or negotiation on its part or on its behalf shall in any way preclude it from exercising any such right or constitute a suspension or any variation of any such right.

14.4 Disclosure of Information: The Bank may disclose to (i) any of its representative, branch or Head Office or any of its related corporations in any jurisdiction or (ii) any authority including without limitation any central bank or other fiscal or monetary authority in any jurisdiction as required under any prevailing law or banking regulations in such jurisdiction or (iii) any party who may execute a guarantee or give a Security Interest in favour of the Bank to secure the Facility or (iv) its auditors, such information about the Borrower as shall have been made available to the Bank generally.

14.5 Notices: Any notice or communication under or in connection with this Agreement shall be in writing and shall be delivered personally, or by post, facsimile or telex to the addresses given in this Agreement or at such other address as the recipient may have notified to the other party in writing. Proof of posting or despatch of any notice or communication to the Borrower shall be deemed to be proof of receipt:

(a)	in the case of a letter, on the third (3rd) Business Day after posting; or

(b)	in the case of any notice or communication made by facsimile, when confirmed by an activity report, indicating that the correct number of pages was sent to the correct facsimile number and that such facsimile message was well-received; or

(c)	in the case of any notice or communication made by telex, when despatched.

14.6 English Language: All notices or communications under or in connection with this Agreement shall be in the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

14.7 Invalidity of any provision: If any of the provisions of this Agreement becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

14.8 Office: The Bank may make a Drawing available from, and may receive the benefit of any payment due to it under this Agreement at, any of its lending offices. The Bank shall give the Borrower prior written notice of any change in its lending office for the purposes of this Agreement.

14.9 Benefit of Agreement:

(a)	This Agreement shall benefit and be binding on the parties, their respective successors and any permitted assignee or transferee of some or all of a party’s rights and obligations under this Agreement. Any reference in this Agreement to any party shall be construed accordingly.

(b)	The Bank may assign its rights under this Agreement or any part thereof and/or transfer its obligations hereunder or any part thereof (the consent by the Borrower to such transfer being hereby irrevocably given by the Borrower).

(c)	The Bank may disclose to a potential assignee or transferee such information about the Borrower as shall have been made available to the Bank.

(d)	Where the Bank transfers its obligations or any part thereof, the Borrower shall execute such documents as are reasonably necessary to release the Bank to the extent of the transfer and to join the transferee as a party hereto.

(e)	The Borrower shall not assign its rights or transfer its obligations under this Agreement or any part thereof.

14.10 Choice of Law: This Agreement is governed by, and shall be construed in accordance with, the laws of Singapore.

14.11 Submission to Jurisdiction and Waiver of Immunity:

(a)	The Borrower irrevocably:

(i)	submits to the non-exclusive jurisdiction of the courts of Singapore;

(ii)	consents to service of process by mail or in any other manner permitted by the relevant law; and

(iii)	waives any objections on the grounds of venue or forum non conveniens or any similar ground.

(b)	The Borrower irrevocably:

(i)	consents generally in accordance with the State Immunity Act (Chapter 313) to relief being given against it by way of injunction or order for specific performance or for the recovery of any property whatsoever and to its property being subject to any process for the enforcement of a judgment; and

(ii)	waives and agrees not to claim any immunity from suits and proceedings and from all forms of execution or attachment to which it or its property is now or may hereafter become entitled under the laws of any jurisdiction and declares that such waiver shall be effective to the fullest extent permitted by such laws.

14.12 Service of Process: The Borrower shall at all times maintain an agent for service of process in Singapore. Such agent shall be the Guarantor and any writ, judgment or other notice of legal process shall be sufficiently served on the Borrower if delivered to such agent at its address for the time being. The Borrower undertakes not to revoke the authority of the above agent and if, for any reason, any such agent no longer serves as agent of the Borrower to receive service of process, the Borrower shall promptly appoint another such agent, shall advise the Bank thereof and shall deliver promptly to the Bank the acceptance by such agent of its appointment.

14.13 Counterparts: This Agreement may be executed in several counterparts, each of which shall be regarded as the original and all of which shall constitute one and the same Agreement.

SCHEDULE 1

BORROWER’S CERTIFICATE

(to be given by the Borrower)

referred to in clause 3.1(a)

[Letterhead of Multi-Fineline Electronix, Inc.]

Date: [                    ]

To:	Norddeutsche Landesbank Girozentrale,
Singapore Branch
6 Shenton Way #16-00
DBS Building Tower 2
Singapore 068809

Attention: [                                ]

I [name] a Director of Multi-Fineline Electronix, Inc. of 3140 East Coronado Street, Anaheim, California 92806, USA (the “Borrower”), HEREBY CERTIFY in connection with a Revolving Credit Facility Agreement (the “Facility Agreement”) to be executed between (1) the Borrower, and (2) Norddeutsche Landesbank Girozentrale Singapore Branch (the “Bank”) THAT:

(a)	attached hereto marked “A” are copies of the Borrower’s Certificate of Incorporation and updated Memorandum and Articles of Association certified true and correct by a director of the Borrower;

(b)	attached hereto marked “B” is a copy of resolutions of the Board of Directors of the Borrower dated [ ] (certified true and correct by a director of the Borrower) approving the entering into and performance by the Borrower of the Facility Agreement and the transactions referred to therein, and authorising its signature and delivery, performance of all matters related to the Facility Agreement and such resolutions have not been amended, modified or revoked and are in full force and effect;

(c)	attached hereto marked “C” is a true and correct copy of the acceptance by the agent in Singapore of its appointment as agent of the Borrower for the purpose of accepting service of process;

(d)	the Borrower’s incumbent Board of Directors consist of the following persons:

Board of Directors

[Name of Directors]

(e)	there is no pending or threatened litigation (civil as well as criminal) or arbitration against the Borrower which may have a material adverse effect on the Borrower, its assets or its ability to continue business.

The following signatures are the true signatures of persons, who are Directors authorised to sign the Facility Agreement and to give notices and communications, including notices of drawing notices of roll-over, under or in connection with the Facility Agreement.

Name	Position	Signature

I, the undersigned acknowledge that the contents of this Certificate shall be relied upon by the Bank in connection with the consummation of the transaction set forth in the Facility Agreement. The foregoing statements shall be deemed true and correct as of the execution of the Facility Agreement and at all subsequent times thereafter, unless the Borrower otherwise advises the Bank, in writing, which advice must be acknowledged by the Bank.

IN WITNESS WHEREOF, I have signed this Certificate this              day of                          2003.

Name: [ ] Designation: Director

In the presence of:

Name: [ ] Passport No. : [ ] Address : [ ]

SCHEDULE 2

GUARANTOR’S CERTIFICATE

(to be given by the Guarantor)

referred to in clause 3.1(b)

[Letterhead of WBL Corporation Limited]

Date: [                    ]

To:	Norddeutsche Landesbank Girozentrale,

Singapore Branch

6 Shenton Way #16-00

DBS Building Tower 2

Singapore 068809

Attention: [                            ]

I, [name] a Director of WBL Corporation Limited of 65 Chulia Street, #31-00 OCBC Centre, Singapore 049513 (the “Guarantor”), HEREBY CERTIFY in connection with a Guarantee (the “Guarantee”) to be executed by the Guarantor in favour of Norddeutsche Landesbank Girozentrale, Singapore Branch (the “Bank”) in connection with a Revolving Credit Facility Agreement to be executed between Multi-Fineline Electronix, Inc. and the Bank THAT:

(a)	attached hereto marked “A” are copies of the Guarantor’s Certificate of Incorporation and updated Memorandum and Articles of Association certified true and correct by a Director or the Company Secretary of the Guarantor;

(b)	attached hereto marked “B” is a true and correct copy each of resolutions of the Board of Directors of the Guarantor dated [ ] (certified true and correct by a Director or the Company Secretary of the Guarantor) approving the entering into and performance by the Guarantor of the Guarantee and the transactions referred to therein and authorising its signature and delivery, performance of all matters related to the Guarantee and such resolutions have not been amended, modified or revoked and are in full force and effect;

(c)	the Guarantee’s incumbent Board of Directors consist of the following persons:

Board of Directors

[Name of Directors]

(d)	there is no pending or threatened litigation (civil as well as criminal) or arbitration against the Guarantor which may have a material adverse effect on the Guarantor, its assets or its ability to continue business.

The following signatures are the true signatures of persons authorised to sign the Guarantee and to give notices and communications, including notices of drawing, notices of roll-over, under or in connection with the Guarantee.

Name	Position	Signature

I, the undersigned acknowledge that the contents of this Certificate shall be relied upon by the Bank in connection with the consummation of the transaction set forth in the Guarantee. The foregoing statements shall be deemed true and correct as of the execution of the Guarantee and at all subsequent times thereafter, unless the Guarantor otherwise advises the Bank, in writing, which advice must be acknowledged by the Bank.

IN WITNESS WHEREOF, I have signed this Certificate this              day of                      2003.

Name: [ ] Designation: Director

In the presence of:

Name: [ ] Passport No. : [ ] Address : [ ]

SCHEDULE 3

DRAWING NOTICE

Date: [                    ]

To:	Norddeutsche Landesbank Girozentrale,

Singapore Branch

6 Shenton Way #16-00

DBS Building Tower 2

Singapore 068809

Attention: [                        ]

Dear Sirs

FACILITY AGREEMENT DATED [                        ] 2003

We refer to the Facility constituted by a Revolving Credit Facility Agreement (the “Facility Agreement”) dated [            ] 2003 and made between (1) Multi-Fineline Electronix, Inc. and (2) Norddeutsche Landesbank Girozentrale, Singapore Branch. Terms defined in the Facility Agreement have the same meanings when used herein.

We hereby:

(i)	give you notice that we wish to make a Drawing of [ ] United States dollars (US$[ ]) on [ ] having an Interest Period (subject to the Facility Agreement) of [one (1) / two (2) / three (3) / six (6)] months;

(ii)	request you to remit the Drawing to [please specify name and address of bank in New York City and account number];

(iii)	confirm that each of the conditions contained in clauses 4.1(a), (c), (d) and (f) of the Facility Agreement are satisfied as at the date hereof and we know of no reason why they should not be satisfied as at the date of Drawing referred to above.

Yours faithfully MULTI-FINELINE ELECTRONIX, INC.

Name: [ ] Designation: [ ]

SCHEDULE 4

ROLL-OVER NOTICE

Date: [                    ]

To:	Norddeutsche Landesbank Girozentrale,
Singapore Branch
6 Shenton Way #16-00
DBS Building Tower 2
Singapore 068809

Attention: [                        ]

Dear Sirs

FACILITY AGREEMENT DATED [                    ] 2003

We refer to the Facility constituted by a Revolving Credit Facility Agreement (the “Facility Agreement”) dated [                    ] 2003 and made between (1) Multi-Fineline Electronix, Inc. and (2) Norddeutsche Landesbank Girozentrale, Singapore Branch. Terms defined in the Facility Agreement have the same meanings when used herein.

We hereby:

(i)	request of the extension of the Maturity Date of the current Drawing of [ ] United Stated dollars (US$ [ ]) maturing on [ ] for an Interest Period (subject to the Facility Agreement) of [one (1) / two (2) / three )(3) / six (6)] months so that the new Maturity Date of the Drawing will be [ ];

(ii)	confirm that each of the conditions contained in clauses 4.1(a), (c) and (d) are satisfied as at the date hereof and we know of no reason why they should not be satisfied as at the extension date referred to in (i) above.

Yours faithfully MULTI-FINELINE ELECTRONIX, INC.

Name: [ ] Designation: [ ]

SIGNED by the authorised representatives of the parties.

THE BORROWER

MULTI-FINELINE ELECTRONIX, INC.

3140 East Coronado Street

Anaheim, California 92806

USA

Telephone No. : 1-714-238-1488 Facsimile No. : 1-714-238-1487

/s/ Philip A. Harding

Name: Philip A. Harding Designation: President/CEO

THE BANK

NORDDEUTSCHE LANDESBANK GIROZENTRALE,

SINGAPORE BRANCH

6 Shenton Way #16-00

DBS Building Tower 2

Singapore 068809

Telephone No.   : (65) 6420 3852

Facsimile No.    : (65) 6324 7090

/s/ Simon Seah	/s/ Sim Ee San

Name: Simon Seah	Name: Sim Ee San
Designation: Assistant General Manager	Designation: Head of Credit Division